8

Exhibit 99.4

KELLY SERVICES, INC.

2003 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from Services:
U.S. Commercial Staffing	$504,235	$522,549	$535,243	$569,110	$2,131,137
PTSA	221,733	223,681	221,323	228,657	895,394
International	277,429	313,287	340,702	367,206	1,298,624

Consolidated Total	$1,003,397	$1,059,517	$1,097,268	$1,164,973	$4,325,155

Gross Profit Rate:
U.S. Commercial Staffing	15.1%	14.8%	14.0%	13.9%	14.4%
PTSA	17.8	17.9	17.6	19.2	18.1
International	17.9	17.6	17.2	17.1	17.4
Consolidated Total	16.5%	16.3%	15.7%	16.0%	16.1%

Expense Rate:
U.S. Commercial Staffing	11.1%	11.0%	10.4%	10.6%	10.8%
PTSA	12.0	12.5	12.5	13.0	12.5
International	19.2	18.0	16.8	16.8	17.6
Consolidated Total	16.5%	16.0%	15.5%	15.7%	15.9%

Earnings from Operations:
U.S. Commercial Staffing	$20,624	$19,656	$19,193	$19,197	$78,670
PTSA	12,700	12,126	11,261	14,097	50,184
International	(3,483)	(1,348)	1,271	1,188	(2,372)
Corporate Expense	(29,492)	(28,021)	(29,116)	(31,449)	(118,078)

Consolidated Total	$349	$2,413	$2,609	$3,033	$8,404